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                                                     Exhibit 4(d)

               THIRD AMENDMENT TO RIGHTS AGREEMENT

         THIS THIRD AMENDMENT ("Amendment") TO RIGHTS AGREEMENT dated May 10, 1995 between H & R Block, Inc. a Missouri corporation (the "Company"), and Boatmen's Trust Company
(formerly Centerre Trust Company of St. Louis) (the "Rights
Agent").

                             PREMISES

         A. The Company and the Rights Agent have previously executed and delivered a Rights Agreement dated July 14, 1988, an Amendment to Rights Agreement dated May 9, 1990, and an Amendment to Rights Agreement dated September 11, 1991 (as amended, the "Rights Agreement").

         B. The Company now wishes to further amend certain provisions of the Rights Agreement as provided herein.

                            AGREEMENTS

         In consideration of the premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the Company and the Rights Agent hereby agree as follows:

         1. Section 1(b) of the Rights Agreement is hereby amended by adding the following sentence at the end of such
Section:

         "Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant hereto has become such inadvertently and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant hereto, then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement."

         2. Section 1(c) of the Rights Agreement is hereby amended by deleting subsection (i) in its entirety and substituting in place thereof the following subsection (i):

         "(i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
    Act as in effect on the date hereof."
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         3. This Amendment may be executed in any number of
counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

         4. If any provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the provisions of this Amendment and the Rights Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby, and the provisions of the Rights Agreement amended by the provisions of this Amendment which were so held to be invalid, void or unenforceable shall, without further deed or action, be reinstated as part of the Rights Agreement and shall be in full force and effect as if such invalidated, voided or unenforceable provisions had never been effected by this Amendment.

         5. Except as expressly set forth in this Amendment, the Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby. This Amendment shall be effective immediately as of the date and year first above written.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                                   H & R BLOCK, INC.

                                   By    /s/ Thomas M. Bloch
                                      --------------------------
                                      Thomas M. Bloch
Attest:

By  /s/ James H. Ingraham
   -----------------------
   James H. Ingraham
   Secretary
                                   BOATMEN'S TRUST COMPANY

                                   By   /s/ H. E. Bradford
                                      --------------------------
                                      H. E. Bradford
Attest:

By  /s/
   ----------------------
   Assistant Secretary